Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Guardion Health Sciences, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated February 11, 2016, relating to the financial statements of Guardion Health Sciences, Inc. as of December 31, 2014 and 2013 and for the years then ended. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Weinberg & Company, P.A.

Los Angeles, California

February 11, 2016